Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

OceanFirst Financial Corp.:

We consent to incorporation by reference in the registration statement (No. 333-177243) on Form S-8, pertaining to the OceanFirst Financial Corp. 2011 Stock Incentive Plan, in the registration statement (No. 333-141746) on Form S-8, pertaining to the OceanFirst Financial Corp. 2006 Stock Incentive Plan, and in the registration statement (No. 333-42088) on Form S-8, pertaining to the OceanFirst Financial Corp. 2000 Stock Option Plan, of our reports dated March 15, 2016 with respect to the consolidated statements of financial condition of OceanFirst Financial Corp. and subsidiary as of December 31, 2015 and 2014 and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports are incorporated by reference in the December 31, 2015 Annual Report on Form 10-K of OceanFirst Financial Corp.

/s/ KPMG LLP

Short Hills, New Jersey

March 15, 2016